UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 15, 2009
GLG Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33217	20-5009693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
399 Park Avenue, 38th Floor
New York, New York 10022

(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 224-7200
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 15, 2009, GLG Partners, Inc. (the “Company”) completed its private offering of $214 million aggregate principal amount of its 5.00% dollar-denominated convertible subordinated notes due May 15, 2014 (the “Notes”). The Notes were sold pursuant to a Purchase Agreement, dated May 12, 2009, between the Company and the initial purchasers of the Notes named therein (the “Initial Purchasers”) and were issued pursuant to an Indenture, dated as of May 15, 2009, between the Company and The Bank of New York Mellon, as trustee (the “Indenture”).
     Mr. Noam Gottesman, chairman and co-chief executive officer of the Company, Mr. Emmanuel Roman, co-chief executive officer of the Company, and Mr. Pierre Lagrange, senior managing director of the Company’s GLG Partners LP subsidiary, each a director of the Company, purchased collectively $30 million aggregate principal amount of Notes from the Initial Purchasers as part of the offering, through certain of their affiliates.
     The net proceeds from the offering, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Company, were approximately $208.2 million. The Company used a portion of the net proceeds to acquire a portion of the indebtedness outstanding under its credit agreement in a transaction that closed concurrently with the closing of the Notes offering. Approximately $285 million of $570 million principal amount of loans outstanding under the credit facility were acquired at 60% of par value. Any proceeds not used to acquire its outstanding indebtedness will be used by the Company for general corporate purposes to the extent permitted under the credit agreement.
     The Company will pay 5.00% cash interest on the Notes semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2009. The Notes will mature on May 15, 2014.
     The Notes are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), based on an initial conversion rate, subject to adjustment, of 268.8172 shares per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $3.72 per share). Subject to the restrictions on ownership of the Common Stock, holders may convert their Notes at any time on or prior to the close of business on the business day immediately preceding the maturity date. Upon conversion, subject to certain exceptions, holders will not receive any cash payment representing accrued and unpaid interest, including any additional interest.
     If Notes are surrendered for conversion in connection with a change of control of the Company, holders may be entitled to a make whole premium in the form of an increase in the conversion rate.
     Notwithstanding the foregoing conversion rights, if at any time after May 15, 2012, the third anniversary of the original issuance date of the Notes, the volume-weighted average price of the Common Stock exceeds 150% of the conversion price on at least 20 of 30 consecutive trading days, the Company may withdraw the conversion rights with prior notice.

     If certain designated events occur, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date.
     The Notes are unsecured subordinated obligations and will be subordinated in right of payment to all of the Company’s existing and future senior indebtedness, structurally subordinated to existing and future indebtedness and other liabilities of the Company’s subsidiaries and effectively subordinated to the Company’s secured debt to the extent of the value of the security. The Notes are subordinated to the outstanding obligations under the Company’s senior secured credit facility.
     The above descriptions of certain terms and conditions of the Indenture and the form of the Notes are qualified in their entirety by reference to the full text of the Indenture and the form of the Notes, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.
     In connection with the sale of the Notes, the Company entered into a Registration Rights Agreement, dated as of May 15, 2009, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to file and cause to become effective a shelf registration statement for resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes upon receipt of a written request from the holders of the Notes representing at least 10% of the then outstanding principal amount of the Notes, which requesting holders represent that they are not eligible for an exemption from registration pursuant to Rule 144 under the Securities Act for resales of the Notes without regard to volume limitations or the shares of Common Stock issuable upon conversion of the Notes. The Company has agreed to use its commercially reasonable efforts to keep such shelf registration effective until all Notes and shares of Common Stock covered by the shelf registration statement have been sold or may be sold under Rule 144 without regard to volume limitations.
     If (a) the Company fails to make available adequate current public information about the Company as contemplated by Rule 144(c) for the period between six months and one year after the original issuance date of the Notes, (b) a shelf registration statement is not declared effective within 270 days after the Company receives a request that the Company file a shelf registration statement or (c) an effective shelf registration statement ceases to be effective or is no longer usable for more than the specified period, then the Company is required to pay additional interest on the Notes to which the registration default applies at the rate of 0.25% per annum for the first 90 days of the default and thereafter 0.50% per annum or, if a holder converts Notes during a period described in clause (a), (b) or (c), the Company is required to increase the conversion rate by 3% with respect to such Notes to which the registration default applies.
     The Notes and the shares of the Company’s Common Stock, if any, issuable upon conversion of the Notes have not been registered under the Securities Act, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This filing shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer or sale of the securities in any state in which such offer, solicitation or sale would be unlawful.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01. Other Events.
     On May 15, 2009, the Company issued a press release announcing the completion of its private offering of the Notes. A copy of the Company’s press release dated May 15, 2009 is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
4.1	Indenture, dated as of May 15, 2009, between the Company and The Bank of New York Mellon, as trustee.

4.2	Form of 5.00% Dollar-Denominated Convertible Subordinated Notes due May 15, 2014 (included in Exhibit 4.1).

99.1	Press Release of the Company dated May 15, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLG PARTNERS, INC.
By:	/s/ Alejandro San Miguel
Alejandro San Miguel
General Counsel & Corporate Secretary

Date: May 18, 2009

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Indenture, dated as of May 15, 2009, between the Company and The Bank of New York Mellon, as trustee.

4.2	Form of 5.00% Convertible Subordinated Notes due May 15, 2014 (included in Exhibit 4.1).

99.1	Press Release of the Company dated May 15, 2009.